UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 17, 2009

AMN Healthcare Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16753	06-1500476
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

(866) 871-8519

(registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 17, 2009, the Company adopted the Sixth Amended and Restated By-Laws of the Company (the “By-Laws”) which amended the previous by-laws of the Company so as to reduce, pursuant to Section 2.3, from not less than 25% to not less than 20% the percentage of holders of record of all shares entitled to cast votes at a special meeting of stockholders necessary to consent to the calling of such a special meeting. The complete text of the By-Laws is included as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On February 17, 2009, AMN Healthcare Services, Inc. (the “Company”), on the one hand, and Steven C. Francis, Gayle A. Francis, and Steven C. Francis and Gayle A. Francis, as Trustees of the Francis Family Trust Dated May 24, 1996 (together with Steven C. Francis and Gayle A. Francis, defined herein collectively as the “Francis Stockholders”), on the other hand, entered into a settlement agreement (the “Settlement Agreement”) to resolve outstanding corporate governance issues between the Company and the Francis Stockholders.

A copy of the joint press release issued by the Company and the Francis Stockholders relating to the Settlement Agreement is filed as Exhibit 99.1 to this report and is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Sixth Amended and Restated By-Laws of AMN Healthcare Services, Inc., dated February 17, 2009.

99.1	Joint press release issued by AMN Healthcare Services, Inc. and the Francis Family Trust on February 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

By:	/s/ Susan R. Nowakowski
Susan R. Nowakowski
President & Chief Executive Officer

Date: February 17, 2009